                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on
Form S-8 of our report dated February 22, 2004, with
respect to the consolidated financial statements of Lipman Electronic
Engineering Ltd., included in this Annual Report on Form 20-F for the year ended
December 31, 2003, filed with the Securities and Exchange Commission.

                                            /s/ KOST, FORER, GABBAY & KASIERER
January 27, 2005                              KOST, FORER, GABBAY & KASIERER
Tel-Aviv, Israel                             A Member of Ernst & Young Global